SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                                      August 26, 2003

Advanstar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-61386	94-3243499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

545 Boylston Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 267-6500

Item 7.  Financial Statements and Exhibits

C.            Exhibits

Exhibit No.	Document

99.1	Press release dated August 25, 2003

Item 9.  Regulation FD Disclosure

On August 25, 2003, the registrant’s wholly-owned subsidiary, Advanstar Communications Inc. (“Communications”), issued the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Cautionary Statement on Forward-Looking Information

This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and market growth and opportunity. These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements. For example, statements about Communications’ expectations in connection with potential future acquisitions and possible financings are subject to a variety of uncertainties and are subject to change as a result of changes in circumstances that could make it difficult for Communications to consummate such acquisitions and financings on the terms described. You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so. Important cautionary statements and risk factors that would affect actual results are discussed in our periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Certain Factors Which May Affect Future Results” in our annual report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanstar, Inc.

Date: August 26, 2003	By:	/s/ DAVID W. MONTGOMERY
Name: David W. Montgomery
Title:Vice President - Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated August 25, 2003